Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

BANRO CORPORATION

Corporate name / Dénomination sociale

621653-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices désignant une série d'actions.

Marcie Girouard

Director / Directeur

2013-04-23

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Industry Canada / Industrie Canada
Corporations Canada / Corporations Canada

Form 4

Articles of Amendment

*(Section 27 or 177 of the **Canada Business Corporations Act (CBCA)**)*

Instructions

3 Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

1 Corporation name

BANRO CORPORATION

2 Corporation number

621653-6

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to:
(Do not indicate the full address)

C: The corporation changes the minimum and/or maximum number of directors to:
(For a fixed number of directors, please indicate the same number in both the minimum and maximum options)
minimum: maximum:

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

See attached Schedule A

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

[signature]
SIGNATURE

Richard Lachcik — (416) 202-6711
PRINT NAME — TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada

R 23 APR '13 13:10

SCHEDULE A

The articles of the Corporation are hereby amended:

1 To create a series of Preference Shares consisting of an unlimited number of shares designated as Series A Preference Shares.

2 To create a series of Preference Shares consisting of an unlimited number of shares designated as Series B Preference Shares.

3 To provide that the Series A Preference Shares and Series B Preference Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

Section 1 - Series A Preference Shares

1.1 Definitions

As used in this Section 1:

(a) "**Articles**" means the articles of continuance of the Corporation, dated April 2, 2004 as amended by articles of amendment of the Corporation, dated December 17, 2004 and as the same may be amended, re-enacted or replaced from time to time;

(b) "**Asset Seizure Event**" means an event that would have obligated the Corporation to redeem the Notes pursuant to section 3.08 of the Indenture, as in effect on April 16, 2013, had the Notes been outstanding at the time of such event;

(c) "**Barbados Subco**" means Banro Group (Barbados) Limited, a corporation incorporated pursuant to the laws of Barbados;

(d) "**Barbados Preferred Shares**" means the preferred shares in the capital of Barbados Subco;

(e) "**Business Day**" means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario, Canada or Bridgetown, Barbados;

(f) "**CBCA**" means the *Canada Business Corporation Act* as the same may be amended, re-enacted or replaced from time to time;

(g) "**Change of Control**" has the meaning provided in the Indenture as in effect on April 16, 2013;

(h) "**Dissolution Event**" means any liquidation, dissolution or winding up of the Corporation or other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary;

(i) "**Dividend Liquidation Preference**" of a Series A Preference Share on any Dividend Payment Date means an amount equal to the sum of:

  (i) (x) the simple average of the Reference Gold Price for each Trading Day during the three-month period ending on the immediately preceding Dividend Payment Date (or, in the case of the Dividend Liquidation Preference on June 30, 2013, during the three-month period ending on March 31, 2013) multiplied by (y) the Relevant Number; plus

(ii) the amount of all dividends accrued and unpaid on such Series A Preference Share up to and excluding such Dividend Payment Date;

(j) "**Dividend Payment Date**" means the last day of each of March, June, September and December in each year;

(k) "**Dollar Equivalent Value**" means, on any date, with reference to a specified number of ounces of gold, the Reference Gold Price on such date, multiplied by such number of ounces of gold;

(l) "**Earliest Optional Redemption Date**" means the later of (i) the first date on which the Corporation and its subsidiaries have achieved total cumulative gold production pursuant to the Existing Permits of 800,000 ounces from and including the Initial Issuance Date and (ii) the first day after the fifth (5th) anniversary of the Initial Issuance Date;

(m) "**Exchange Right**" means the right to be granted to the initial holder of the Barbados Preferred Shares (as such right may be transferred and/or assigned to other holders from time to time of Barbados Preferred Shares), pursuant to the terms of an exchange and support agreement to be entered into on the Initial Issuance Date among such initial holder, the Corporation and Barbados Subco, to permit such initial holder, subsequent holders and any such assignees to exchange one (1) Barbados Preferred Share together with one (1) Series B Preference Share for one (1) Series A Preference Share, including any automatic exchange right provided for therein, in each case in accordance with the terms of such exchange and support agreement, as such agreement may be amended, substituted or otherwise replaced from time to time in accordance with its terms, and any other right of any such initial holder, subsequent holder or assignee to cause the Corporation to purchase or otherwise acquire the Barbados Preferred Shares issued on the Initial Issuance Date (including as such Barbados Preferred Shares may be subsequently transferred) in exchange for Series A Preference Shares on a one-for-one basis;

(n) "**Existing Permit**" means each of the thirteen (13) exploitation permits relating to the Twangiza, Namoya, Lugushwa and Kamituga properties and each of the fourteen (14) exploration permits, in each case as described in the Corporation's annual information form for the financial year ended December 31, 2011, as long as the applicable permit continues to be held by the Corporation or a subsidiary thereof and/or the Corporation or a subsidiary thereof continues to retain an interest in such permit and as each such permit may be amended or otherwise modified or replaced from time to time;

(o) "**Indenture**" means the indenture dated March 2, 2012, between the Corporation, the Guarantors (as defined in such indenture) party thereto and Equity Financial Trust Company, as trustee;

(p) "**Initial Issuance Date**" means the date on which the Series A Preference Shares are first issued pursuant to the Public Offering;

(q) "**Liquidation Preference**" of a Series A Preference Share, as of any date shall be an amount equal to the sum of:

(i) the Dollar Equivalent Value on the second Trading Day immediately preceding such date of the Relevant Number of ounces of gold; plus

(ii) the amount of all dividends accrued and unpaid on such Series A Preference Share up to and including such date;

(r) "**Monthly Production Level**" means for any Dividend Payment Date, the number obtained (rounded to the nearest whole number) by dividing the total number of ounces of gold produced pursuant to the Existing Permits during the three (3) month period ending on the immediately preceding Dividend Payment Date (or in the case of the Monthly Production Level on June 30, 2013, during the three (3) month period ended on March 31, 2013) by three (3);

(s) "**Notes**" means the notes issued under the Indenture;

(t) "**Other Voting Stock**" has the meaning provided in Section 1.2(c);

(u) "**Preferred Holder Director**" has the meaning provided in Section 1.2(c);

(v) "**Production Schedule Yield**" means for any Dividend Payment Date the percentage rate appearing under the heading "Annual Dividend Yield" in the table below corresponding to the Monthly Production Level for such Dividend Payment Date:

Monthly Production Level (oz.)	Annual Dividend Yield
< 8,001	10.0%
8,001 - 9,000	10.5%
9,001 - 10,000	11.0%
10,001 - 11,000	11.5%
11,001 - 12,000	12.0%
12,001 - 13,000	12.5%
13,001 - 14,000	13.0%
14,001 - 15,000	13.5%
15,001 - 16,000	14.0%
16,001 - 17,000	14.5%
> 17,000	15.0%

(w) "**Prospectus**" means the final prospectus of the Corporation dated April 15, 2013 filed with the Ontario Securities Commission;

(x) "**Public Offering**" means the distribution of the Series A Preference Shares qualified by the Prospectus;

(y) "**Redemption Date**" has the meaning provided in Section 1.7(e)(i)(B);

(z) "**Redemption Demand**" has the meaning provided in Section 1.7(e)(i);

(aa) "**Reference Gold Price**" on any date means the "London Gold Fix" price per troy ounce of gold expressed in U.S. dollars on such date, as the same is fixed at approximately 3:00 p.m. London time on such date by five market-making members of the London Bullion Market Association in accordance with customary market practice, and shall include any determination made by any successor entity. The "London Gold Fix" price may be obtained at http://www.kitco.com/;

(bb) "**Relevant Number**" means:

(i) if the Reference Gold Price on the last Trading Day immediately prior to the Initial Issuance Date is equal to or greater than US$1,584, 0.015625; or

(ii) if the Reference Gold Price on the last Trading Day immediately prior to the Initial Issuance Date is less than US$1,584, the quotient (rounded to six (6) decimal places) obtained by dividing US$25 by the Reference Gold Price on such Trading Day;

(cc) "**Relevant Percentage**" has the meaning provided in Section 1.7(f)(i)(C); and

(dd) "**Trading Day**" means any day on which the Reference Gold Price is fixed in the manner contemplated by the definition thereof.

1.2 Voting Rights

(a) The holders of the Series A Preference Shares shall not be entitled as such (except as hereinafter specifically provided and except as otherwise provided by the CBCA) to receive notice of or to attend any meeting of the shareholders of the Corporation and, (except as hereinafter specifically provided and except as otherwise provided by the CBCA) shall not be entitled to vote at any such meeting; provided that each holder of a Series A Preference Share will be entitled to vote on matters on which holders of such series are entitled to vote (to the extent so entitled by the Articles), and subject to the rights of the holders of Series B Preference Shares pursuant to Section 2.2(a) below also to vote with the holders of Series A Preference Shares as a single class on matters on which holders of Series A Preference Shares are entitled to vote and shall for such purpose have one (1) vote for each Series A Preference Share held.

(b) Notwithstanding Section 1.2(a), so long as Series A Preference Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preference Shares (voting separately as a class with the holders of the Series B Preference Shares), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal, whether by merger, amalgamation, arrangement, amendment to the Corporation's articles of incorporation, consolidation or otherwise, the provisions of the Corporation's articles of incorporation or the rights of holders of Series A Preference Shares so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preference Shares or the holders thereof or create, authorize or issue any series or class of shares (except for the issuance of Series A Preference Shares upon the exercise of the Exchange Right applicable to the Barbados Preferred Shares issued on the Initial Issuance Date, including as such Barbados Preferred Shares may be subsequently transferred) ranking equal with or senior to the Series A Preference Shares with respect to dividends or distribution of assets upon liquidation, dissolution or winding up; provided, however, that any increase in the total number of authorized Common Shares or Preference Shares of the Corporation or the creation, authorization or issuance of any series of shares of the Corporation ranking, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series A Preference Shares will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. For the avoidance of doubt, the restrictions in this Section 1.2(b) shall also apply in the event of a liquidation, dissolution or winding up of the Corporation. The foregoing restrictions in this Section 1.2(b) shall not restrict the issuance or authorization for issuance of additional Common Shares of the Corporation.

(c) In the event that two (2) quarterly dividend payments (whether or not consecutive) on the Series A Preference Shares shall have accrued and be unpaid, the holders of the Series A Preference Shares will be entitled to notice of, and to attend, at each annual and special meeting of shareholders or action by written consent at which directors will be elected and will be entitled to a separate class vote, together with the holders of shares of other series of shares of the Corporation (including the Series B Preference Shares)

ranking on a parity with such Series A Preference Shares either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of shares being herein referred to as "**Other Voting Stock**") to elect two (2) members to the board of directors of the Corporation (each a "**Preferred Holder Director**") until dividends on such Series A Preference Shares have been paid in full or declared and set apart in trust for payment (whereupon such right shall cease unless and until another quarterly dividend payment on the Series A Preference Shares shall have accrued and been unpaid). In any such case, the board of directors of the Corporation will be increased by two (2) directors, and the holders of the Series A Preference Shares (either alone or with the holders of the Other Voting Stock) will have the exclusive right as members of such class, as outlined in this Section 1.2(c) to elect two (2) directors at the next annual meeting of shareholders or at any special meeting or action by written consent at which directors of the Corporation will be elected.

1.3 Dividends

(a) The holders of the Series A Preference Shares, in priority to the Common Shares of the Corporation and to shares of any other class ranking junior to the Series A Preference Shares, shall be entitled to receive, and the Corporation shall pay thereon, in each case if, as and when declared by the board of directors of the Corporation out of the moneys of the Corporation properly applicable to the payments of dividends, quarterly preferential cumulative cash dividends, which will accrue and be paid on each Dividend Payment Date.

(b) The amount of dividends that will accrue on the Series A Preference Shares on a Dividend Payment Date when Series A Preference Shares are outstanding, other than June 30, 2013, shall be an amount per share equal to the product obtained by multiplying (i) the Dividend Liquidation Preference on such Dividend Payment Date by (ii) the quotient obtained by dividing (A) the Production Schedule Yield on such Dividend Payment Date by (B) four (4).

(c) The first quarterly dividend will accrue on June 30, 2013 and will be calculated by multiplying the amount otherwise determined in accordance with Section 1.3(b) for the June 30, 2013 Dividend Payment Date by a fraction, the numerator of which shall be the number of days the Series A Preference Shares have been outstanding from and including the Initial Issuance Date to and including June 30, 2013 through such date and the denominator of which is ninety (90).

(d) Not less than fifteen (15) days prior to each Dividend Payment Date, the Corporation shall make publicly available, by press release or other similar means, such information as is necessary to calculate the amount of the dividend per Series A Preference Share that is to be paid, if as and when declared, on such Dividend Payment Date.

(e) Unless the Corporation has declared and paid to a holder of the Series A Preference Shares, in respect of its Series A Preference Shares, on or before the relevant Dividend Payment Date, a dividend per Series A Preference Share in the amount that is equal to the amount of the dividend that has accrued as of such date, then the dividends on the Series A Preference Shares shall continue to accrue and to cumulate quarterly in the manner set out in Section 1.3(b), and an additional Series A Preference Share cash dividend, in an amount equal to one (1) percent (%) of the amount of such unpaid dividend per Series A Preference Share, shall accrue thereon at the close of business on the applicable Dividend Payment Date.

(f) For greater certainty, if at any time a dividend is scheduled to accrue on a future Dividend Payment Date in accordance with the terms of Sections 1.3(b) or 1.3(c), the Corporation

may elect to pay such dividend on a date that is prior to such future Dividend Payment Date.

(g) Dividends will be paid to the holders of Series A Preference Shares by wire transfer to an account designated by the applicable holder to the Corporation. If on any Dividend Payment Date the dividend payable on such date is not paid in full on all the Series A Preference Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the board of directors of the Corporation on which the Corporation shall have moneys properly applicable to the payment of the same.

(h) Payments of any dividends on Series A Preference Shares shall be net of any amounts required to be withheld or deducted by the Corporation on account of taxes payable in accordance with any applicable laws.

(i) If any Series A Preference Shares are issued after the Initial Issuance Date (any such Series A Preference Shares, "**Subsequently Issued Shares**"), including pursuant to the exercise of the Exchange Right and at the time of such issuance, there are accrued but unpaid dividends on any other Series A Preference Shares, then dividends equal to the amount of such accrued but unpaid dividends per Series A Preference Share shall be deemed to have accrued and been unpaid with respect to each such Subsequently Issued Share.

1.4 Rights on Dissolution

(a) Subject to the Articles, in the event of a Dissolution Event, a holder of a Series A Preference Share shall be entitled (subject to the rights of the Corporation's debtholders and other creditors to receive prior payment in full of all liabilities of the Corporation owing to them) to receive from the assets of the Corporation in respect of such Series A Preference Share before any amount shall be paid or any property or assets of the Corporation are distributed to the holders of the Common Shares or the holders of shares of any other class ranking junior to the Series A Preference Shares an amount per share equal to the Liquidation Preference of such Series A Preference Share.

(b) Payments made by the Corporation pursuant to Section 1.4(a), shall be net of any amounts required to be withheld or deducted by the Corporation on account of taxes payable in accordance with any applicable laws.

(c) For the purposes of this Section 1.4, the Series A Preference Shares shall rank on a parity with the Series B Preference Shares.

(d) Subject to the Articles, if, in the event of a Dissolution Event, the property and assets of the Corporation are not sufficient to provide for payment in full to all the holders of the Series A Preference Shares of the amount described in Section 1.4(a)1.4(b), then the remaining property and assets of the Corporation shall be allocated to the holders of the Series A Preference Shares and to the holders of any other shares of the Corporation ranking on a parity with such Series A Preference Shares as to the distribution of assets upon liquidation (including the Series B Preference Shares) on a pro rata basis, based on the liquidation preference thereof.

1.5 Purchase by the Corporation

(a) Subject to the Articles and applicable laws as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such

amended, re-enacted or replaced provisions), the Corporation may at any time and from time to time purchase the Series A Preference Shares for cancellation at the lowest price or prices at which, in the opinion of the board of directors of the Corporation, such shares are obtainable.

(b) Payments made by the Corporation pursuant to Section 1.5(a), shall be net of any amounts required to be withheld or deducted by the Corporation on account of taxes payable in accordance with any applicable laws.

1.6 Redemption by the Corporation

(a) The Series A Preference Shares or any part thereof are not redeemable by the Corporation prior to the Earliest Optional Redemption Date.

(b) Subject to the Articles and applicable laws as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provision), commencing on the Earliest Optional Redemption Date, the Corporation may at its option, upon sending notice (in accordance with Section 1.6(c) below), redeem the whole or any part of the then outstanding Series A Preference Shares upon payment for each share to be redeemed of a sum equal to (i) the Liquidation Preference thereof as of the date fixed for redemption, plus (ii) the product obtained by multiplying the dividend accrued per Series A Preference Share on the Dividend Payment Date immediately preceding the relevant Redemption Date by a fraction the numerator of which is the number of days from and including the first day after such Dividend Payment Date to and including such Redemption Date and the denominator of which is ninety (90), plus (iii) an amount equal to two (2) percent (%) of the Liquidation Preference at the date of redemption.

(c) In the case of a redemption of Series A Preference Shares pursuant to Section 1.6(b), the Corporation shall at least thirty (30) days (but not more than sixty (60) days) before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Series A Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Series A Preference Shares. Such notice shall set out the redemption price and the Business Day on which the redemption is to take place and, if only part of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series A Preference Shares to be redeemed the redemption price thereof on presentation and surrender of the certificates representing the Series A Preference Shares called for redemption at the registered office of the Corporation, or any other place or places designated in the notice of redemption. If only a part of the shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. Subject to the provisions of Section 1.6(d) below, on and after the date specified for redemption in any such notice, the Series A Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

(d) The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Series A Preference Shares and subject to compliance with Sections 1.6(b) and 1.6(c) to deposit the redemption price for the Series A Preference Shares so called for redemption or of such of the said Series A Preference Shares represented by certificates as have not at the date of such deposit been surrendered by the holders

thereof in connection with such redemption to a special account in a specified chartered or commercial bank or a specified trust company in Canada, named in such notice of redemption, to be paid without interest to or to the order of the respective holders of such Series A Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series A Preference Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Corporation.

(e) In the event that only part of the Series A Preference Shares is at any time to be redeemed pursuant to Section 1.6(b), the shares to be redeemed shall be selected pro rata (disregarding fractions) according to the number of Series A Preference Shares held by each holder of record thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Corporation in its sole discretion may deem equitable.

(f) Payments made by the Corporation pursuant to Section 1.6(b), shall be net of any amounts required to be withheld or deducted by the Corporation on account of taxes payable in accordance with any applicable laws.

1.7 Redemption by Holders of Series A Preference Shares

(a) Production Redemption

(i) Commencing on the first day after the fifth (5th) anniversary of the Initial Issuance Date, for so long as the Corporation and its subsidiaries have achieved total cumulative gold production pursuant to the Existing Permits that is less than 800,000 ounces from the Initial Issuance Date, each holder of Series A Preference Shares will have the option at any time, upon sending the Redemption Demand in accordance with Section 1.7(e)(i), to require the Corporation to redeem the whole or any part of the Series A Preference Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office, together with the Redemption Demand, a share certificate or certificates representing the Series A Preference Shares which such holder desires to have the Corporation redeem.

(ii) Provided the requirements in Section 1.7(a)(i) are satisfied, the Corporation shall, on the relevant Redemption Date, redeem all the Series A Preference Shares required to be redeemed pursuant to Section 1.7(a)(i) by paying to each holder thereof out of funds legally available for such purpose, for each Series A Preference Share to be redeemed, a sum equal to (i) the Liquidation Preference thereof as of the relevant Redemption Date plus (ii) the product obtained by multiplying the dividend accrued per Series A Preference Share on the Dividend Payment Date immediately preceding such Redemption Date by a fraction the numerator of which is the number of days from and including the first day after such Dividend Payment Date to and including such Redemption Date and the denominator of which is ninety (90).

(iii) Provided the requirements in Section 1.7(a)(i) are satisfied, on the relevant Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series A Preference Shares to be redeemed the redemption price thereof by wire transfer to an account designated by such

holder. If only a part of the Series A Preference Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(iv) On and after the Redemption Date, the Series A Preference Shares to be redeemed pursuant to any Redemption Demand sent pursuant to Section 1.7(a)(i) shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made in accordance with Sections 1.7(a)(ii) and 1.7(a)(iii), in which case the rights of the applicable holder shall remain unaffected.

(b) Redemption Upon Asset Seizure

(i) If,

(A) the Corporation has redeemed the Notes issued under the Indenture, pursuant to section 3.08 of the Indenture; or

(B) at any time the Notes are no longer outstanding, and an Asset Seizure Event occurs,

then in each case, each holder of a Series A Preference Share will have the option at any time, upon sending a Redemption Demand in accordance with Section 1.7(e)(i), to require the Corporation to redeem out of funds legally available for such purpose the whole or any part of the Series A Preference Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office, together with the Redemption Demand, a share certificate or certificates representing the Series A Preference Shares which such holder desires to have the Corporation redeem.

(ii) Provided the requirements in Section 1.7(b)(i) are satisfied and subject to Section 1.7(b)(iii), the Corporation shall, on the relevant Redemption Date, redeem all the Series A Preference Shares required to be redeemed pursuant to Section 1.7(b)(i) by paying to such holder out of funds legally available for such purpose, for each Series A Preference Share to be redeemed, a sum equal to (i) the Liquidation Preference thereof as of the relevant Redemption Date plus (ii) the product obtained by multiplying the dividend accrued per Series A Preference Share on the Dividend Payment Date immediately preceding such Redemption Date by a fraction the numerator of which is the number of days from and including the first day after such Dividend Payment Date to and including such Redemption Date and the denominator of which is ninety (90).

(iii) Notwithstanding the foregoing, in the event that either the redemption of the Notes or the Asset Seizure Event referred to in Sections 1.7(b)(i)(A) and 1.7(b)(i)(B) respectively, occurs on or prior to the fifth (5th) anniversary of the Initial Issuance Date, and a holder of a Series A Preference Share has in accordance with Section 1.7(e)(i) delivered a Redemption Demand designating a Redemption Date that is on or after the first (1st) day after the fifth (5th) anniversary of the Initial Issuance Date, such holder shall be entitled (provided that such request is made in the applicable Redemption Demand) to require the Corporation, immediately after the redemption of the Notes or the Asset Seizure Event referred to in Sections 1.7(b)(i)(A) and 1.7(b)(i)(B) respectively, as applicable, to deposit cash with an escrow agent in an amount sufficient to fund the redemption of the Series A Preference Shares, such amount to be subject to subsequent increases or decreases from time to time, as determined by the

Corporation acting reasonably, based upon subsequent fluctuations in the Liquidation Preference of the Series A Preference Shares. All expenses associated with the escrow arrangement, including the fees of any escrow agent, will be borne by the Corporation.

(iv) Provided the requirements in Section 1.7(b)(i) are satisfied and subject to Section 1.7(b)(iii), on the relevant Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series A Preference Shares to be redeemed the redemption price thereof by wire transfer to an account designated by such holder. If only a part of the Series A Preference Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(v) On and after the Redemption Date, the Series A Preference Shares to be redeemed pursuant to any Redemption Demand sent pursuant to Section 1.7(b)(i) shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made in accordance with Sections 1.7(b)(ii) and 1.7(b)(iv) in which case the rights of the applicable holder shall remain unaffected.

(c) Redemption on and after Tenth Anniversary

(i) Commencing on the tenth (10th) anniversary of the Initial Issuance Date, each holder of Series A Preference Shares will have the option at any time, upon sending the Redemption Demand in accordance with Section 1.7(e)(i), to require the Corporation to redeem the whole or any part of the Series A Preference Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office, together with the Redemption Demand, a share certificate or certificates representing the Series A Preference Shares which such holder desires to have the Corporation redeem.

(ii) Provided the requirements in Section 1.7(c)(i) are satisfied, the Corporation shall, on the relevant Redemption Date, redeem all the Series A Preference Shares required to be redeemed pursuant to Section 1.7(c)(i) by paying to such holder out of funds legally available for such purpose, per Series A Preference Share, the Liquidation Preference thereof as of the relevant Redemption Date plus an amount equal to (A) the dividend accrued per Series A Preference Share on the most recent Dividend Payment Date multiplied by (B) a fraction equal to the number of days elapsed since such Dividend Payment Date divided by ninety (90).

(iii) Provided the requirements in Section 1.7(c)(i) are satisfied, on the relevant Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series A Preference Shares to be redeemed the redemption price thereof by wire transfer to an account designated by such holder. If only a part of the Series A Preference Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(iv) On and after the Redemption Date, the Series A Preference Shares to be redeemed pursuant to any Redemption Demand sent pursuant to Section 1.7(c)(i) shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made in accordance with Sections

1.7(c)(ii) and 1.7(c)(iii), in which case the rights of the applicable holder shall remain unaffected.

(d) Redemption Upon Change of Control

(i) Upon a Change of Control, each holder of Series A Preference Shares will have the option, exercisable within thirty (30) days of the Change of Control, upon sending the Redemption Demand in accordance with Section 1.7(e)(i), to require the Corporation (subject to compliance with the terms of the Indenture) to redeem the whole or any part of the Series A Preference Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office, together with the Redemption Demand, a share certificate or certificates representing the Series A Preference Shares which such holder desires to have the Corporation redeem.

(ii) Provided the requirements in Section 1.7(d)(i) are satisfied and subject to Section 1.7(d)(iii), the Corporation shall, on the relevant Redemption Date, redeem all the Series A Preference Shares required to be redeemed pursuant to Section 1.7(d)(i) by paying to such holder out of funds legally available for such purpose, for each Series A Preference Share to be redeemed, a sum equal to (i) the Liquidation Preference thereof as of the relevant Redemption Date plus (ii) the product obtained by multiplying the dividend accrued per Series A Preference Share on the Dividend Payment Date immediately preceding such Redemption Date by a fraction the numerator of which is the number of days from and including the first (1st) day after such Dividend Payment Date to and including such Redemption Date and the denominator of which is ninety (90), plus (iii) an amount equal to two (2) percent (%) of the Liquidation Preference at the Redemption Date.

(iii) For the avoidance of doubt, the Redemption Date applicable to a redemption effected pursuant to this Section 1.7(d) shall in no event be earlier than the first (1st) day after the fifth (5th) anniversary of the Initial Issuance Date.

(iv) Provided the requirements in Section 1.7(d)(i) are satisfied and subject to 1.7(d)(iii), on the relevant Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series A Preference Shares to be redeemed the redemption price thereof by wire transfer to an account designated by such holder. If only a part of the Series A Preference Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(v) On and after the Redemption Date, the Series A Preference Shares to be redeemed pursuant to any Redemption Demand sent pursuant to Section 1.7(d)(i), shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made in accordance with Sections 1.7(d)(ii) and 1.7(d)(iv) in which case the rights of the applicable holder shall remain unaffected.

(vi) In the event of a Change of Control, the Series A Preference Shares shall continue to remain outstanding, and the Corporation shall:

(A) procure that the person, entity or group which acquires control of the Corporation pursuant to the Change of Control complies with the terms of the Series A Preference Shares as set out in these rights, privileges,

restrictions and conditions and other relevant documentation, as the case may be; or

(B) in the case of a Change of Control involving a sale of all or substantially all of the assets of the Corporation, enter into arrangements with the person, entity or group acquiring control of the Corporation on terms that are reasonably satisfactory to the holders (other than the Corporation and its affiliates) of not less than two-thirds of the Series A Preference Shares, pursuant to which such person, entity or group will issue to the holders of the Series A Preference Shares, in exchange for their Series A Preference Shares, preferred shares having terms substantially identical to those of the Series A Preference Shares.

(e) Redemption Demand

(i) In order to exercise its option to effect a redemption of Series A Preference Shares pursuant to any of Sections 1.7(a), 1.7(b), 1.7(c) or 1.7(d), the holder of Series A Preference Shares shall mail or otherwise deliver to the Corporation, a notice in writing ("**Redemption Demand**") which notice shall indicate:

(A) that the holder desires to have the Series A Preference Shares represented by the accompanying share certificates redeemed by the Corporation; and

(B) the Business Day on which the holder desires to have the Corporation redeem such Series A Preference Shares, which date shall not be less than thirty (30) days after the date on which the Redemption Demand is tendered to the Corporation (and, in the case of a redemption pursuant to Section 1.7(b) or 1.7(d), no earlier than the first (1st) day after the fifth (5th) anniversary of the Initial Issuance Date) or such other date as the holder and the Corporation may agree (the "**Redemption Date**").

(f) Insufficient Assets

(i) If the Corporation is required to redeem the Series A Preference Shares in accordance with Sections 1.7(a)(i), 1.7(b)(i), 1.7(c)(i) or 1.7(d)(i) at a time when:

(A) it does not have sufficient assets to permit it legally to effect such redemption in full; or

(B) the Corporation and Barbados Subco, collectively, do not have sufficient assets to permit them each to effect a redemption in full of all Series A Preference Shares and Barbados Preferred Shares that have been tendered for mandatory redemption at such time, in accordance with applicable laws,

then

(C) the Corporation shall calculate the maximum percentage of Series A Preference Shares and Barbados Preferred Shares (considered together as a single class) that have been so tendered for redemption that could be legally redeemed or purchased for cancellation at such time (the "**Relevant Percentage**"); and

(D) the Corporation shall redeem the Relevant Percentage of the Series A Preference Shares that have been so tendered for redemption, in accordance with the mandatory redemption terms thereof.

(g) Payment of Accrued Dividends

If the Corporation is required to redeem the Series A Preference Shares pursuant to this Section 1.7, the Corporation shall exercise its best efforts to declare and pay all accrued and unpaid dividends up to and including the Dividend Payment Date before the applicable Redemption Date.

(h) Taxes

Payments made by the Corporation pursuant to Section 1.7 shall be net of any amounts required to be withheld or deducted by the Corporation on account of taxes payable in accordance with any applicable laws.

1.8 Recirculation Agent

At the election of the Corporation, which election may be exercised in the manner described in the immediately succeeding sentence, in lieu of effecting a redemption of Series A Preference Shares in the manner described in Sections 1.6 or 1.7, the Corporation may require the Series A Preference Shares that would be subject to any such redemption to be delivered by the redeeming holder to a recirculation agent to be appointed by the Corporation, in which case the Corporation shall instruct such recirculation agent to attempt to sell the Series A Preference Shares, on the relevant holder's behalf, for net proceeds equal to what would have been payable to such holder on any such redemption (any such sale, a "**Recirculation Sale**"). If the Corporation desires to exercise its right to make the election referred to in the immediately preceding sentence, it shall (in the case of a redemption pursuant to Section 1.6) provide notice thereof in the notice referred to in Section 1.6(c) together with the necessary instructions to effect the redemption of the Series A Preference Shares or (in the case of a redemption pursuant to Section 1.7) provide notice thereof together with the necessary instructions to effect the redemption of the Series A Preference Shares within five (5) Business Days following its receipt of the relevant Redemption Demand. Notwithstanding this Section 1.8, unless the Corporation has, on or before the relevant Redemption Date, delivered to the relevant holder of Series A Preference Shares from the proceeds of the relevant Recirculation Sale net proceeds in cash in an amount equal to the amount that would have been payable to such holder upon the redemption of such Series A Preference Shares in accordance with the provisions of Section 1.6 or 1.7, as the case may be, without giving effect to this Section 1.8, then such Series A Preference Shares shall be redeemed on such Redemption Date in accordance with the relevant redemption provisions in Sections 1.6 or 1.7 without giving effect to any provision set out in this Section 1.8 to the contrary.

1.9 Restriction on Payment of Dividends and Reduction of Junior Capital

(a) So long as any of the Series A Preference Shares are outstanding, the Corporation shall not:

(i) declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Series A Preference Shares) on the Common Shares or any other shares of the Corporation ranking junior to the Series A Preference Shares with respect to payment of dividends; or

(ii) call for redemption, purchase, reduce or otherwise pay for any shares of the Corporation ranking junior to the Series A Preference Shares with respect to repayment of capital or with respect to payment of dividends;

unless all dividends up to and including the dividends payable on the last preceding Dividend Payment Date (as defined herein) on the Series A Preference Shares and on all other Preference Shares ranking prior to or on a parity with the Series A Preference Shares with respect to payment of dividends then outstanding shall have been declared and paid or set apart for payment at the date of any such action referred to in the foregoing subclauses (i) and (ii).

1.10 Cancellation of Series A Preference Shares

Any Series A Preference Shares redeemed or acquired by the Corporation shall be cancelled and shall not be restored as authorized and unissued shares in the capital of the Corporation.

1.11 Notices

(a) All notices required to be delivered by the Corporation to one or more holders of a Series A Preference Share, shall be mailed, postage prepaid, addressed to each such holder at his, her or its address as it appears on the records of the Corporation or in the event of the address of any such holder not so appearing then to the last known address of such holder and shall be deemed to have been duly given to such holder on the date that is four (4) Business Days following the date of mailing; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such notice.

(b) All notices to be delivered, and designations to be made, by one or more holders of a Series A Preference Share to the Corporation shall be mailed, postage prepaid, addressed to the Corporation at its registered office and shall be deemed to have been duly given to the Corporation on the date that is four (4) Business Days following the date of mailing.

Section 2 - Series B Preference Shares

2.1 Definitions

As used herein

(a) "**Articles**" means the articles of continuance of the Corporation, dated April 2, 2004 as amended by articles of amendment of the Corporation, dated December 17, 2004 and as the same may be amended, re-enacted or replaced from time to time;

(b) "**Barbados Preferred Shares**" means the preferred shares in the capital of Barbados Subco;

(c) "**Barbados Share Provisions**" means the rights, privileges, restrictions and conditions attaching to the Barbados Preferred Shares contained in the articles of Barbados Subco;

(d) "**Barbados Subco**" means Banro Group (Barbados) Limited, a company incorporated pursuant to the laws of Barbados;

(e) "**CBCA**" means the *Canada Business Corporations Act* as the same may be amended, re-enacted or replaced from time to time;

(f) "**Dissolution Event**" means any liquidation, dissolution or winding up of the Corporation or other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary;

(g) "**Exchange Right**" means the right to be granted to the initial holder of the Barbados Preferred Shares (as such right may be transferred and/or assigned to other holders from time to time of Barbados Preferred Shares), pursuant to the terms of an exchange and support agreement to be entered into on the Initial Issuance Date among such initial holder, the Corporation and Barbados Subco, to permit such initial holder, subsequent holders and any such assignees to exchange one (1) Barbados Preferred Share together with one (1) Series B Preference Share for one (1) Series A Preference Share, including any automatic exchange right provided for therein, in each case accordance with the terms of such exchange and support agreement, as such agreement may be amended, substituted or otherwise replaced from time to time in accordance with its terms, and any other right of any such initial holder, subsequent holder or assignee to cause the Corporation to purchase or otherwise acquire the Barbados Preferred Shares issued on the Initial Issuance Date (including as such Barbados Preferred Shares may be subsequently transferred) in exchange for Series A Preference Shares on a one-for-one basis;

(h) "**Initial Investor**" means BlackRock World Mining Trust plc.;

(i) "**Initial Issuance Date**" means the date on which the Series A Preference Shares are first issued pursuant to the Public Offering;

(j) "**Liquidation Preference**" of a Series B Preference Share means U.S.$0.001;

(k) "**Other Voting Stock**" has the meaning provided in Section 2.2(c);

(l) "**Preferred Holder Director**" has the meaning provided in Section 2.2(c);

(m) "**Prospectus**" means the final prospectus of the Corporation dated April 15, 2013 filed with the Ontario Securities Commission; and

(n) "**Public Offering**" means the distribution of the Series A Preference Shares qualified by the Prospectus.

2.2 Voting Rights

(a) The holders of the Series B Preference Shares shall not be entitled as such (except as hereinafter specifically provided and except as otherwise provided by the CBCA) to receive notice of or to attend any meeting of the shareholders of the Corporation and, (except as hereinafter specifically provided and except as otherwise provided by the CBCA) shall not be entitled to vote at any such meeting; provided that each holder of a Series B Preference Share will be entitled (i) to vote on matters on which holders of such series are entitled to vote (to the extent so entitled by the Articles) and shall for such purpose have one (1) vote for each Series B Preference Share held and (ii) to vote (voting together as a single class with the holders of the Series A Preference Shares) on matters which holders of Series A Preference Shares are entitled to vote and shall for such purpose have one (1) vote for each Series B Preference Share held.

(b) Notwithstanding Section 2.2(a), so long as any Series B Preference Shares remain outstanding, the Corporation will not:

   (i) without the affirmative vote or consent of the holders of two thirds of the outstanding Series B Preference Shares and Series A Preference Shares (voting together as a single class, with each Series B Preference Share and each Series A Preference Share being entitled for such purpose to one vote per share), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal,

whether by merger, amalgamation, consolidation arrangement, amendment to the articles or otherwise, the provisions of the Corporation's articles of incorporation, or the rights of the holders of Series A Preference Shares, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preference Shares or the holders thereof or create, authorize or issue (except for the issuance of Series A Preference Shares upon the exercise of the Exchange Right applicable to the Barbados Preferred Shares issued on the Initial Issuance Date, including as such Barbados Preferred Shares may be subsequently transferred) any additional Series A Preference Shares or any series or class of shares ranking equal with or senior to the Series A Preference Shares with respect to dividends or distribution of assets upon liquidation, dissolution or winding up; provided, however, that any increase in the total number of authorized Common Shares of the Corporation or Preference Shares of the Corporation or the creation, authorization or issuance of any series of shares of the Corporation ranking, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series A Preference Shares will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; or

(ii) without the affirmative vote or consent of the holders of two thirds of the outstanding Series B Preference Shares, given in person or by proxy, either in writing or at a meeting, amend, alter or repeal, whether by merger, amalgamation, consolidation arrangement, amendment to the articles or otherwise, the provisions of the Corporation's articles of incorporation, or the rights of the holders of Series B Preference Shares, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preference Shares or the Barbados Preferred Shares (including any exchange rights related thereto) or the holders of Series B Preference Shares or Barbados Preferred Shares; provided, however, that any increase in the total number of authorized Common Shares of the Corporation or Preference Shares of the Corporation or the creation, authorization or issuance of any series of shares of the Corporation ranking, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series B Preference Shares will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c) In the event that two (2) quarterly dividend payments (whether or not consecutive) on the Barbados Preferred Shares or Series A Preference Shares shall have accrued and been unpaid, the holders of the Series B Preference Shares will be entitled to notice of, and to attend, at each annual and special meeting of shareholders or action by written consent at which directors will be elected and will be entitled to a separate class vote, together with the holders of the Series A Preference Shares and the holders of any other series of shares of the Corporation ranking on a parity with such Series B Preference Shares or Series A Preference Shares either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of shares being herein referred to as "**Other Voting Stock**") (it being understood that each Series B Preference Share and each share of Other Voting Stock shall for such purpose be entitled to one vote per share) to elect two (2) members to the board of directors of the Corporation (each a "**Preferred Holder Director**") until dividends on the Barbados Preferred Shares or Series A Preference Shares have been paid in full or declared and set apart in trust for payment (whereupon such right shall cease unless and until another quarterly dividend payment on the Barbados Subco Shares or Series A Preference Shares shall have accrued and been unpaid). In any such case, the board of directors of the Corporation will be increased by two (2) directors, and the holders of the Series B Preference Shares (either alone or with the holders of the Other Voting Stock) will have the exclusive right as

members of such class, as outlined in this Section 2.2(c)2.2(b), to elect two (2) directors at the next annual meeting of shareholders or at any special meeting or action by written consent at which directors of the Corporation will be elected.

2.3 Dividends

The holders of Series B Preference Shares shall not be entitled to receive dividends.

2.4 Dissolution

(a) In the event of a Dissolution Event, the holders of the Series B Preference Shares shall be entitled, subject to the rights of the Corporation's debtholders and other creditors to receive prior payment in full of all liabilities of the Corporation owing to them, to receive the Liquidation Preference of the Series B Preference Shares before any amount shall be paid or any property or assets of the Corporation are distributed to the holders of the Common Shares or the holders of shares of any other class ranking junior to the Series B Preference Shares. For the purposes of this Section 2.4, the Series B Preference Shares shall rank on a parity with the Series A Preference Shares.

(b) Payments made by the Corporation pursuant to Section 2.4(a) shall be net of any amounts required to be withheld or deducted by the Corporation on account of taxes payable in accordance with any applicable laws.

2.5 Redemption by the Corporation

(a) Subject to applicable laws as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), if Barbados Subco exercises its right to redeem at its option any Barbados Preferred Shares pursuant to Section 2.6.2 of the Barbados Share Provisions, the Corporation shall concurrently with such redemption redeem the same number of Series B Preference Shares as the number of Barbados Preferred Shares being redeemed, by paying to such holder out of funds legally available for such purpose, per Series B Preference Share being so redeemed, the Liquidation Preference thereof as of the applicable redemption date.

(b) In the case of a redemption of Series B Preference Shares pursuant to Section 2.5(a), the Corporation shall at least thirty (30) days (but not more than sixty (60) days) before the applicable redemption date mail to each person who at the date of mailing is a registered holder of Series B Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Series B Preference Shares. Such notice shall set out the redemption price and the Business Day on which redemption is to take place and, if only part of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series B Preference Shares to be redeemed the redemption price thereof on presentation and surrender of the certificates representing the Series B Preference Shares called for redemption at the registered office of the Corporation, or any other place or places designated in the notice of redemption. If only a part of the shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. Subject to the provisions of Section 2.5(c) below, on and after the date specified for redemption in any such notice, the Series B Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be

made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

(c) The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Series B Preference Shares as aforesaid to deposit the redemption price for the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in a specified chartered bank or a specified trust company in Canada, named in such notice of redemption, to be paid without interest to or to the order of the respective holders of such Series B Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series B Preference Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Corporation.

(d) In the event that only part of the Series B Preference Shares is at any time to be redeemed pursuant to Section 2.5(a), the shares to be redeemed shall be selected pro rata (disregarding fractions) according to the number of Series B Preference Shares held by each holder of record thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Corporation in its sole discretion may deem equitable.

(e) Payments made by the Corporation pursuant to Section 2.5(a) shall be net of any amounts required to be withheld or deducted by the Corporation on account of taxes payable in accordance with any applicable laws.

2.6 Cancellation of Series B Preference Shares

Any Series B Preference Shares redeemed or acquired by the Corporation shall be cancelled and shall not be restored as authorized and unissued shares in the capital of the Corporation.

2.7 Notices

(a) All notices required to be delivered by the Corporation to one or more holders of a Series B Preference Share, shall be mailed, postage prepaid, addressed to each such holder at his, her or its address as it appears on the records of the Corporation or in the event of the address of any such holder not so appearing then to the last known address of such holder and shall be deemed to have been duly given to such holder on the date that is four (4) Business Days following the date of mailing; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such notice.

(b) All notices to be delivered, and designations to be made, by one or more holders of a Series B Preference Share to the Corporation shall be mailed, postage prepaid, addressed to the Corporation at its registered office and shall be deemed to have been duly given to the Corporation on the date that is four (4) Business Days following the date of mailing.